                                   EXHIBIT 5.1

                        Blank Rome Comisky & McCauley LLP
                                Counselors at Law
                                One Logan Square
                      Philadelphia, Pennsylvania 19103-6998
                                  215-569-5500
                                Fax 215-569-5555


NCO Portfolio Management, Inc.
1705 Whitehead Road
Baltimore, MD  21207-4004

    Re:        NCO Portfolio Management, Inc.
               Registration Statement on Form S-8
               ----------------------------------

Gentlemen:

    We have acted as counsel to NCO Portfolio Management, Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 3,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), by the Company pursuant to the 2000 Stock Option Plan (the "Plan"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

    In rendering this opinion, we have examined only the following documents:
(i) the Company's Amended and Restated Certificate of Incorporation and Bylaws,
(ii) resolutions adopted by the Board of Directors and shareholders of the Company, (iii) the Registration Statement and (iv) the Plan. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures.

    Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement and the Plan, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                           Sincerely,


                                           /s/ BLANK ROME COMISKY & MCCAULEY LLP


                                           March 20, 2002